Exhibit 99.2

GenWoods HoldCo, LLC

Consolidated Balance Sheet as of July 2, 2011, Consolidated Statement of Changes in Members’ Equity for the Six Months Ended July 2, 2011 and Consolidated Statements of Operations and of Cash Flows for the Six Months Ended July 2, 2011 and July 3, 2010 (Unaudited)

GenWoods HoldCo, LLC

Index

July 2, 2011

Page(s)
Consolidated Financial Statements

Unaudited Balance Sheet	1

Unaudited Statements of Operations	2

Unaudited Statement of Changes in Members’ Equity	3

Unaudited Statements of Cash Flows	4

Notes to Unaudited Consolidated Financial Statements	5–9

GenWoods HoldCo, LLC

Unaudited Consolidated Balance Sheet

July 2, 2011

(Dollars in thousands)

2011
Assets
Current assets
Cash	$588
Trade accounts receivable, less allowance for bad debts of $731	40,666
Inventories, net	33,019
Prepaid expenses and other current assets	1,314
Income tax receivable	135
Deferred income taxes	2,137

Total current assets	77,859
Property, plant and equipment
Land	286
Buildings	5,784
Machinery and equipment	23,811
Office furniture, fixtures and equipment	4,783

Subtotal at cost	34,664
Less: Accumulated depreciation	(19,437)

Net	15,227
Goodwill	4,342
Other assets, net	1,305

Total assets	$98,733

Liabilities and Members’ Equity
Current liabilities
Current maturities of long-term obligations	$27,921
Accounts payable	10,436
Accrued salaries, wages and employee benefits	5,351
Accrued expenses	2,837

Total current liabilities	46,545
Long-term obligations, less current maturities	5,231
Deferred tax liability	1,922
Other long-term liabilities	1,988
Members’ equity	43,047

Total liabilities and members’ equity	$98,733

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Unaudited Consolidated Statements of Operations

Six Months Ended July 2, 2011 and July 3, 2010

(Dollars in thousands)

	2011	2010
Net sales	$85,512	$75,377
Cost of sales	58,969	52,072

Gross profit	26,543	23,305

Operating expenses
Selling expenses	9,949	9,192
General and administrative expenses	4,747	4,073
Engineering expenses	840	780
Special charges (Note 10)	221	344
Other operating expenses, net	250	250

Total operating expenses	16,008	14,639

Operating income	10,535	8,666

Other expenses
Interest expense, including amortization of deferred finance costs	671	314

Total other expense	671	314

Income before income tax expense	9,864	8,352
Income tax expense	2,762	2,297

Net income	$7,102	$6,055

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Unaudited Consolidated Statement of Changes in Members’ Equity

Six Months Ended July 2, 2011

(Dollars in thousands, except per unit information)

	Number of		Number of					Notes
	Units of		Units of		Treasury	Deferred		Receivable	Total
	Class	Class A Unit	Class	Class B Unit	Unit	Equity-based	Retained	From	Members’
	A	Amount	B	Amount	Amount	Compensation	Earnings	Unit Holders	Equity
Balance at January 1, 2011	8,854,167	$31,455	1,520,833	$1,376	$(298)	$—	$3,412	$—	$35,945
Net income	—	—	—	—	—	—	7,102	—	7,102

Balance at July 2, 2011	8,854,167	$31,455	1,520,833	$1,376	$(298)	$—	$10,514	$—	$43,047

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Unaudited Consolidated Statements of Cash Flows

Six Months Ended July 2, 2011 and July 3, 2010

(Dollars in thousands)

	2011	2010
Cash flows from operating activities
Net income	$7,102	$6,055
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	1,243	1,335
Amortization and write-off of deferred finance costs	63	58
(Recovery of) provision for bad debts	47	15
Provision for inventory obsolescence	101	498
(Gain) loss on sale of property, plant and equipment	1	186
Impairment adjustment	(31)	—
Changes in operating assets and liabilities
Trade accounts receivable	(9,037)	(8,190)
Inventories	(2,340)	866
Prepaid expenses and other assets	138	713
Accounts payable	1,844	3,543
Accrued salaries, wages and employee benefits	607	496
Other liabilities	1,481	827

Net cash provided by operating activities	1,219	6,402

Cash flows from investing activities
Purchases of property, plant and equipment	(597)	(689)
Proceeds from sale of property, plant and equipment	1	101

Net cash provided by (used in) investing activities	(596)	(588)

Cash flows from financing activities
Borrowings on revolving credit facility, net	1,688	(65)
Payments on term loans	(2,000)	(609)

Net cash used in financing activities	(312)	(674)

Net (decrease) increase in cash	311	5,140
Cash and cash equivalents
Beginning of the period	277	5,509

End of the period	$588	$10,649

Supplemental cash flow information
Cash paid for interest	$620	$268
Cash paid for income taxes	572	798

The accompanying notes are an integral part of the consolidated financial statements.

GenWoods HoldCo, LLC

Notes to Unaudited Consolidated Financial Statements

July 2, 2011

(Dollars in thousands)

1.	Basis of Presentation and Change in Reporting Entity

GenWoods HoldCo, LLC (“GenWoods”) a limited liability company, was organized in 2004 for the purpose of acquiring 100% of the stock of Woods Equipment Company. The primary member of GenWoods HoldCo, LLC is Genstar Capital Partners III, L.P. (“Genstar”). Effective January 1, 2005, Woods Equipment Company merged with and into its wholly-owned subsidiary, WEC Company, doing business as Woods Equipment Company. On March 17, 2005, WEC Company’s name was changed to Woods Equipment Company (“Woods”).

The accompanying consolidated financial statements include the accounts of GenWoods and Woods (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the Consolidated Financial Statements contain all adjustments (consisting of only normal recurring adjustments) necessary for a fair statement of the financial position, results of operations, cash flows, and changes in members’ equity for the periods presented.

The accompanying financial data as of July 2, 2011 and for the periods ended July 2, 2011 and July 3, 2010 has been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or omitted.

The Company operates on a fifty-two/fifty-three week fiscal year. The financial statements included herein reflect information related to the twenty-six week periods ended July 2, 2011 and July 3, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

2.	Inventories

Inventories at July 2, 2011 consist of the following:

July 2, 2011
Raw materials	$8,994
Work in process	740
Finished goods	25,596

35,330
Provision for obsolescence	(2,311)

Total	$33,019

GenWoods HoldCo, LLC

Notes to Unaudited Consolidated Financial Statements

July 2, 2011

(Dollars in thousands)

3.	Revolving Credit Facility and Term Debt

Debt obligations at July 2, 2011 consist of the following:

July 2, 2011
Revolving credit facility	$23,921
Term loans	9,231

Total debt	33,152
Less: Current maturities	(27,921)

Total long-term obligations	$5,231

Future annual maturities of the debt obligations for five fiscal years subsequent to July 2, 2011 are as follows:

2011 July 2, 2011 through December 31, 2011)	$25,921
2012	4,000
2013	2,625
2014	500
2015	106

Credit Agreement Dated June 17, 2004

On June 17, 2004, the Company entered into a five year credit agreement (the “Agreement”) that provides a $70,000 revolving credit facility (the “Revolving Credit Facility”), a $10,250 term loan (“Term Loan A”) and a $10,000 term loan (“Term Loan B”). On June 6, 2008, the Company extended the Revolving Credit Facility and Term Loan A through June 17, 2013 under substantially the same terms and conditions of the Agreement. On June 23, 2009, the Company reduced the revolving credit facility to $55,000. The Company amended and restated its Agreement on September 21, 2010. On that date, the Company (i) reduced the revolving credit facility to $45,000, and (ii) borrowed an additional $10,000 on a new Term Loan B.

Substantially all of the Company’s inventory, accounts receivable and property, plant and equipment serve as collateral for the Agreement. The Agreement contains various restrictive covenants common to such agreements, including limitations on investments, limitations on use of proceeds from issuance of equity, limitations on dividends or distributions, average excess loan availability, and maintenance of certain financial ratios such as a Fixed Charge Coverage ratio and a Senior Debt to EBITDA ratio. At July 2, 2011, the Company believes it was in compliance with the covenants of its Agreement.

Revolving Credit Facility

The Revolving Credit Facility provides for revolving credit loans and letters of credit, not to exceed maximum amounts under a calculated borrowing base, as defined in the agreement, comprised of a percentage of eligible trade accounts receivable and inventories. As of July 2, 2011, there was $17,541 available for additional borrowings. Further, the Revolving Credit Facility contains language that could be interpreted as a subjective acceleration clause; therefore, the balance is classified under “Current liabilities.”

GenWoods HoldCo, LLC

Notes to Unaudited Consolidated Financial Statements

July 2, 2011

(Dollars in thousands)

The interest rates for the revolving credit loan, at the Company’s option, are based upon either the prime rate (3.25% at July 2, 2011) plus margins ranging from 0.25% to 1.00% or LIBOR plus margins ranging from 2.00% to 2.75%. The average interest rate as of July 2, 2011 was 2.21%.

At July 2, 2011, the Company had outstanding letters of credit to collateralize its potential self-insured losses totaling approximately $3,538 bearing interest at 2.00%.

Term Loan A

Term Loan A is payable in quarterly installments of $125 for principal with the final payment due on June 17, 2015. Interest rates, at the Company’s option, are based upon either the prime rate (3.25% at July 2, 2011) plus margins ranging from 0.25% to 1.00% or LIBOR plus margins ranging from 2.00% to 2.75%. The average interest rate as of July 2, 2011 was 2.24%.

Term Loan B

Term Loan B is payable in quarterly installments of $875 for principal with the final payment being made on September 30, 2013. Interest rates, at the Company’s option, are based upon either, the prime rate (3.25% at July 2, 2011) plus margin of 2.75% or LIBOR plus margin of 4.50%. The average interest rate as of July 2, 2011 was 4.70%.

4.	Equity and Stock-Based Compensation

GenWoods was formed as a limited liability company (“LLC”) whereby each member holds units of ownership in the LLC. There are Class A and Class B units of ownership within the LLC. Holders of Class A units are entitled to a 12.00% return compounded on a monthly basis and a voting interest of one vote per unit. Holders of the Class B units share equally with Class A holders in any distributions after the Class A holders receive their return of capital plus any unpaid portion of the 12.00% return. Class B units provide no voting interest.

The Class B units have been issued to certain members of management as performance incentives and are deemed to be compensation over the five year vesting period from the date of issuance.

For purposes of calculating non-cash compensation, the fair value of the Class B units was determined in accordance with ASC 718, “Compensation - Stock Compensation”. The fair value was determined in 2004 using a binomial options pricing model with the following assumptions:

Risk-free interest rate	2.07%
Expected life	5 years
Volatility	47.60%
Expected dividends	$0.00

The fair value of the Class B units will be recorded as compensation expense in the consolidated statements of operations over the vesting period of five years. No compensation expense was recorded for the twenty-six week periods ended July 2, 2011 and July 3, 2010.

5.	Warranty Obligations

The Company’s products are generally sold under limited warranty for a period of one year from the date of sale to the end user. Warranty costs are estimated and recorded at the time of the

GenWoods HoldCo, LLC

Notes to Unaudited Consolidated Financial Statements

July 2, 2011

(Dollars in thousands)

Company’s sale based on historical experience. The Company’s warranty obligation is included in “Other accrued liabilities” in the consolidated balance sheets. The change in the liabilities for product warranties for the twenty-six week period ended July 2, 2011 follows:

Twenty-six weeks ended July 2, 2011
Beginning balance	$588
Warranty provision for products sold	384
Settlements made during the period	(394)

Ending balance	$578

6.	Employee Benefit Plan

The Company has a defined contribution 401(k) plan covering substantially all employees. The plan provides for a Company matching contribution of 50.00% of the employee’s contribution up to 6.00% of the employee’s eligible compensation. In addition, the plan has a discretionary contribution provision. Total Company contributions for the twenty-six week period ended July 2, 2011 totaled approximately $231.

7.	Related Party Transactions

The Company has an agreement with its primary member, Genstar, to pay for management services provided to the Company. Under the terms of the management agreement, the Company will pay an annual management fee of $500 plus reimbursement of certain out-of-pocket expenses. The agreement expires upon sale to an unaffiliated third party of substantially all of the Company’s assets or Genstar’s interest in the Company. The amount of management fees charged to expense for the twenty-six week periods ended July 2, 2011 and July 3, 2010 was $250.

8.	Commitments

The Company leases certain facilities, computer equipment and transportation equipment under noncancelable operating lease agreements with expiration dates through 2027. The transportation equipment leases incorporate variable rates based on mileage. Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year at July 2, 2011 are as follows:

2011	$1,070
2012	1,971
2013	1,990
2014	1,980
2015	992
Thereafter	9,379

$17,382

Total rent expense under all operating leases for the twenty-six week periods ended July 2, 2011 and July 3, 2010 was approximately $1,696 and $1,738, respectively.

GenWoods HoldCo, LLC

Notes to Unaudited Consolidated Financial Statements

July 2, 2011

(Dollars in thousands)

9.	Legal Proceedings

The Company is subject to various claims, including environmental and product liability claims, arising in the ordinary course of business, and is party to various legal proceedings, which management considers to be ordinary, routine and incidental to the Company’s business. In the opinion of management, potential losses from all such matters have been provided for in the consolidated financial statements and are either adequately covered by insurance or are not expected to have a material adverse effect on the Company. For claims covered by insurance, the Company has recorded an estimated obligation at July 2, 2011 of $722, which is included in “Other long-term liabilities.” The Company also recorded an estimated insurance receivable at July 2, 2011 of $722, which is included in “Other assets, net.”

10.	Special Charges

During the twenty-six week period ended July 2, 2011, the Company recorded special charges of $221 related to expenses incurred attributable to the sale of the Company.

During the twenty-six week period ended July 3, 2010, the Company recorded special charges of $344 related to the relocation of two warehouse facilities (Roseville, MN and La Mirada, CA) and exit of the La Mirada, CA manufacturing facility.

11.	Subsequent Events

Effective September 7, 2011, the Company was purchased by SP Companies, Inc., an indirect wholly-owned subsidiary of Blount International, Inc. for a preliminary purchase price of $190,376, subject to certain adjustments as defined in the related purchase agreement. These financial statements do not include any of the effects of the sale.